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Author:  Steve Ingrain at dalpark
Date:    8/4/97  10:37 AM
Priority: Normal
TO: PSC-ISOArchive at PSCTX01
Subject: Re: Change Order Freeze - Latest

     Analysis will end 9/30 rather than 9/19. . .otherwise this is ok

                               Reply Separator ____
Subject: Change Order Freeze - Latest
Author:  Michael.Noack@us.coopers.com%smtp at x400po
Date:    8/1/97 12:39 PM

Attached is a slightly revised copy of the Change Order Freeze memo. It is marked DRAFT, but is ready to be officially filed. Please take a look and let me know if you have any questions.

Assuming it is okay, we need to distribute it ASAP through normal channels (whatever those might be).

If the document is reformatted before it is officially filed, please send me a copy.

Thanks,
Mike
 (See attached file: CHG ORD.DOC)